                                                                      Exhibit 11

                                 NVR, Inc.
                     Computation of Earnings Per Share
             (amounts in thousands, except per share amounts)


                                             Three Months Ended September 30,    Nine Months Ended September 30,
                                             --------------------------------   ---------------------------------
                                                   2002             2001            2002               2001
                                              --------------   --------------   -------------     --------------
  1.  Net income                              $      91,980    $       62,492   $     252,523     $      169,774
                                              =============    ==============   =============     ==============


  2.  Average number of shares
      outstanding                                     7,310             7,794           7,349              8,090

  3.  Shares issuable upon exercise
      of dilutive options and deferred
      compensation payable in shares
      of NVR common stock, based on
      average market price                            1,764             1,562           1,950              1,574
                                              -------------    --------------   -------------     --------------

  4.  Average number of shares
      and share equivalents outstanding
      (2 + 3)                                         9,074             9,356           9,299              9,664
                                              =============    ==============   =============     ==============

  5.  Basic earnings per share (1/2)          $       12.58    $         8.02   $       34.36     $        20.99
                                              =============    ==============   =============     ==============

  6.  Diluted earnings per share (1/4)        $       10.14    $         6.68   $       27.16     $        17.57
                                              =============    ==============   =============     ==============